Evolve Transition Infrastructure Announces Date of Effectiveness of Reverse Split

HOUSTON—(GLOBE NEWSWIRE)—June 23, 2023—Evolve Transition Infrastructure LP (OTC: SNMP) (“Evolve”) today announced that it intends to implement its previously announced 1-for-30 reverse split (the “Reverse Split”) of its common units representing limited partner interests in Evolve (“common units”) effective after the over-the-counter market closes on July 17, 2023. The common units will begin trading on a split-adjusted basis when the over-the-counter market opens on July 18, 2023. The announcement today follows confirmation from The Financial Industry Regulatory Authority (“FINRA”) that it has received and reviewed the necessary documentation to process the Reverse Split. FINRA reserves the right to further review the Reverse Split and any additional review could potentially further delay the implementation of the Reverse Split.
As previously announced, pursuant to the Reverse Split, common unitholders will receive one common unit for every thirty common units they own at the close of trading on July 17, 2023. No fractional units will be issued in connection with the Reverse Split and unitholders who would otherwise be entitled to receive a fractional unit will instead receive a cash payment (without interest and rounded up to the nearest whole cent) based on the closing price of the common units on July 17, 2023.
The Reverse Split uniformly affects all issued and outstanding common units as well as all units under Evolve’s long term incentive plans, warrants and associated reserves. Evolve anticipates that the Reverse Split will decrease the number of common units outstanding from approximately 254.4 million to 8.5 million.
Evolve’s transfer agent, Computershare Trust Company, N.A., will adjust its records to reflect each registered unitholder’s post-split position and registered unitholders are not required to take any action in connection with the Reverse Split. Please contact Computershare Trust Company, N.,A. for further information at (800) 564-6253 or by email directed to shareholder@computershare.com.
Unitholders owning common units via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Split.
The new CUSIP number for the common units after the Reverse Split will be 30053M203.

ABOUT EVOLVE TRANSITION INFRASTRUCTURE
Evolve Transition Infrastructure LP is a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources. Evolve owns natural gas gathering systems, pipelines and processing facilities in South Texas and continues to pursue energy transition infrastructure opportunities.
ADDITIONAL INFORMATION
Additional information about Evolve can be found in Evolve’s documents on file with the United States Securities and Exchange Commission (“SEC”) which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov.
FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements,” which involve risks and uncertainties. All statements, other than statements of present or historical fact, included in this press release are forward-looking statements. Any statements that refer to Evolve’s future strategy, future uses of capital, future operations, plans and objectives of management or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “expect,” “plan,” “anticipate,” “believe,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are based on management’s current beliefs, expectations and assumptions regarding the future of Evolve’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Evolve that may cause Evolve’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. Therefore, you should not rely on any of these forward-looking statements. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and actual results may differ materially from those anticipated or implied in forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, please read Evolve’s filings with the SEC, with particular attention to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Evolve’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, all of which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov. These cautionary statements qualify all forward-looking statements attributable to Evolve or persons acting on Evolve’s behalf. Except as otherwise required by applicable law, Evolve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
CONTACT
Charles C. Ward
Interim Chief Executive Officer and Chief Financial Officer
ir@evolvetransition.com
(713) 800-9477